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Exhibit 10.33
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         NON-QUALIFIED OPTION TO PURCHASE SHARES OF COMMON STOCK

         IN WITNESS OF the following stock option grant, the undersigned duly authorized officer of Wang Laboratories, Inc. has hereunto set his hand in the name and on behalf of said Corporation as of the date specified below.

WANG LABORATORIES, INC.                      DATE OF GRANT:  December 4, 1995
(a Delaware Corporation)                     INSTRUMENT NUMBER:

         EMPLOYEE NAME:  Robert K. Weiler

         EMPLOYEE NUMBER:

BY: ________________________________         DATE SIGNED: ___________________
    Franklyn A. Caine
    Executive Vice President and CFO

         Wang Laboratories, Inc. (the "Corporation") hereby grants to you (the "Employee"), an option (the "Option") to purchase all or any exercisable part of 200,000 shares of Common Stock, par value $.01 per share, of the Corporation ("Common Stock") at a price of $15.875 per share, on and after the dates in
Section 1 below, subject to the terms and conditions herein. Unless this Option is terminated earlier pursuant to the provisions of this instrument, this Option will expire on December 4, 2005 (the "Expiration Date"), and anything to the contrary herein notwithstanding, this Option shall not be exercisable in any part after such date (or, if such date is not a business day at the headquarters of the Corporation, after the first such business day thereafter). This Option is not intended to qualify as an "Incentive Stock Option" under applicable tax laws. By the Employee's acceptance hereof, the Employee irrevocably and unconditionally agrees that all the Employee's rights in connection with this Option shall be governed in accordance with the terms of this Option instrument. This Option is granted under the Employees' Stock Incentive Plan (the "Plan") of the Corporation as approved by the stockholders of the Corporation on January 25, 1995 and as subsequently amended. In the event of any inconsistency between the provisions of the Plan and this instrument, the terms of the Plan shall prevail. Notices and communications hereunder shall be delivered by the Employee to the Corporation at its principal place of business, and shall be mailed by the Corporation to the Employee at the address in its records as the most recent home address of the Employee. Notwithstanding anything to the contrary herein, neither this Option nor the SWCO Exchange Right nor the SWBU Exchange Right (both as defined below) (collectively the "Exchange Rights") may be exercised at any time that the Employee would be barred from acquiring the Common Stock or other Exchange Rights subject hereto under the provisions of the Corporation's Certificate of Incorporation, or otherwise by law.

         1. EXERCISE SCHEDULE: This Option is exercisable as to the percentages of the total number of shares or Exchange Rights, as the case may be, covered hereby on and after the dates respectively indicated below until the Expiration
Date. No fractional shares may be provided.

               PERCENTAGE OF
               TOTAL SHARES                       EXERCISABLE DATES
               ------------                       -----------------

                    25%                           December 4, 1996
                    25%                           December 4, 1997
                    25%                           December 4, 1998
                    25%                           December 4, 1999


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         2. METHOD OF EXERCISE: This Option may be exercised by the Employee only as specified herein. From time to time while this Option is exercisable, the Employee may deliver to the Corporation a written subscription, signed by the Employee, stating the number of shares being purchased. This shall be accompanied by (a) payment for such shares in certified check, money order or other payment acceptable to the Corporation and permitted under the Plan at such time, (b) payment for all taxes, charges and all withholding amounts payable in connection with the exercise and issuance and (c) such statement or other evidence as the Corporation may require to ensure that the shares will not be transferred by the Employee in violation of federal securities laws. Certificates for the shares so purchased will be issued to the Employee upon the completion by the Corporation of any steps required in connection therewith.

         3. TERMS AND CONDITIONS:

         (A) Unless otherwise terminated as provided herein, this Option will terminate at the close of business on the 30th day (or, if such date is not a business day at the headquarters of the Corporation, on the first such business day thereafter) after the date the Employee ceases to be an employee of the Corporation or one of its subsidiaries for any reason other than death, retirement or permanent disability within the meaning of the Plan. In case of dismissal for "cause," the Corporation may revoke all rights of the Employee to purchase all shares or to exercise Exchange Rights subject hereto as have not been issued or, in the case of Exchange Rights, which have not been exercised by the Employee prior to the time of such revocation.

         For the purpose of this Option, the term "cause" shall mean willful misconduct by the Employee or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation the material breach of any provision of the Company's Standards of Ethics and Business Conduct Guide or the material breach by the Employee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Employee and the Company), as determined by the Company, which determination shall be conclusive.

         (B) During the lifetime of the Employee, this Option may be exercised only by the Employee. Except by will or by the laws of descent and distribution, this Option and all rights granted hereunder may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment or other process. Upon the retirement of the Employee within the meaning of the Plan, there will be no change in the exercise schedule or other terms hereof. If the Employee should die or become permanently disabled within the meaning of the Plan at a time when the Employee has the right to purchase shares under this option instrument, the Exercise Schedule set out above will be accelerated such that the full number of shares subject to this Option not theretofore subscribed for will forthwith become available for purchase, and the Employee (in case of disability) or his or her legal representative (in either case) may exercise such purchase rights at any time within one year from the date of the Employee's death or the Corporation's determination of the Employee's permanent disability, as the case may be, but in no event later than the Expiration Date. Nothing with respect to the terms of this instrument guarantees continued employment for any specific period of time.

         (C) Any provision herein to the contrary notwithstanding, in the case of (i) a merger or consolidation to which the Corporation is a party and following which the stockholders of the Corporation prior to such merger or consolidation do not have the voting power to elect a majority of the members of the Board of Directors of the resulting entity resulting from such merger or consolidation; (ii) any 'person' (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act of 1934, as amended), becoming the beneficial owner, directly or indirectly, of more than 50% of any class of common stock of the Corporation, or of shares having more than 50% of the aggregate voting power of the Corporation's capital stock; (iii) a sale or transfer of substantially all of the assets


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of the Corporation; (iv) a liquidation or reorganization of the Corporation or
(v) during any period of two consecutive years or less beginning after December 1993, individuals who at the beginning of such period are members of the Board of Directors and any new director(s) (other than directors designated by a person who has entered into an agreement with the Corporation to effect a transaction of the type described in clauses (i) through (iv) above) whose election by the Board of Directors or nomination for election by the stockholders was approved by a vote of at least two-thirds of the directors still in office who satisfy this test, cease for any reason to constitute a majority of the Board of Directors, the Corporation shall give written notice of such event, mailed to the Employee at least twenty days prior to the event (except in the event of subsection (ii), in which case the Company will notify the Employee as soon as possible thereafter), and the Exercise schedule set out above will be accelerated such that the full number of shares subject to this Option not theretofore subscribed for shall forthwith become available for purchase. The Employee shall then be entitled to purchase, subject to the consummation of such transaction, all or any part of such shares by subscription in accordance with Paragraph 2 above, delivered to the Corporation within fifteen days of the date of such notice. This Option will terminate as to any shares not subscribed for at the expiration of such fifteen-day period. Immediately prior to the consummation of such transaction, certificates for the shares so subscribed for will be issued. If such transaction is not consummated, the Corporation shall forthwith return to the Employee all funds and other documents provided by the Employee in connection with the exercise of this Option under this paragraph, and this Option shall be reinstated as to all of the terms hereof as if the proposed transaction had not been contemplated.

         (D) Any claim or dispute that may arise under or as a result of, or pursuant to, this Option shall be submitted to and determined by the Corporation, in its sole judgment, and any decision made by it shall be final and conclusive for all purposes, and binding on the Employee and any other parties claiming an interest herein.

         4. ADJUSTMENT OF NUMBER OF SHARES COVERED BY OPTION: If the Corporation shall effect a consolidation of shares or a stock dividend and the Corporation shall determine that an equitable adjustment is required hereto as a result, then the Corporation shall make such equitable adjustment in the terms of this Option (for example a proportionate increase or decrease in the number of shares remaining subject to this Option and a corresponding decrease or increase in the exercise price) as the Corporation determines to be appropriate. The Corporation shall determine when and in what measures such adjustments will be made, and may exclude adjustments it determines to be de minimus.

         5. SWCO EXCHANGE RIGHT: In the event that the Corporation successfully completes a sale to the public of the common stock of the subsidiary, whether currently owned or subsequently acquired or incorporated, that the Company designates to hold and operate the Company's open image and workflow software business ("SWCO"), which sale is incident to a registration statement under the Securities Act of 1933, as amended, for a firm underwritten public offering (other than a registration on Form S-8 or registration related solely to employee shares) (a "Qualifying IPO"), you may elect to exchange all, or less than all as provided in subparagraph B hereof, of the unvested Option, if any, and any other unvested grants of or rights to purchase Common Stock (collectively, "Your Unvested Wang Options") for an option to purchase SWCO common stock (the "SWCO Option") as follows:

         (A) At least ten (10) days before filing of a Registration Statement on Form S-1 for the purposes of a Qualifying IPO, you may make a one time election to exchange some or all of Your Unvested Wang Options for a SWCO Option to purchase a number of shares of the common stock of SWCO up to a maximum of 2% of the total of shares expected to be issued and outstanding immediately following the completion of the Qualifying IPO ("Outstanding SWCO Shares"). The exercise price for the SWCO Option shall be calculated as follows: The amount of 120,000,000 will be divided by the Outstanding SWCO Shares.


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For example, if the number of Outstanding SWCO Shares is 10,000,000, the $12.00 exercise price would be calculated as follows:

                  120,000,000   =  12
                  -----------
                  10,000,000

If the Qualifying IPO does not close within three (3) months of your election, then, at your option, the election to receive a SWCO Option will revert to Your Unvested Wang Options.

         (B) You may elect to exchange less than all of Your Unvested Wang Options for SWCO options, in which case you will receive that percentage of the SWCO Option as is equal to the percentage of Your Unvested Wang Options which are exchanged. For example, if you elect to exchange 50% of Your Unvested Wang Options, you will receive a SWCO Option equal to 1% of the number of Outstanding SWCO Shares.

         (C) The SWCO Option, which will be subject to the terms of a SWCO grant instrument to be adopted and approved by SWCO, shall vest and may be exercised on the same dates and be subject to the same terms and conditions set forth in Sections 3 above, as Your Unvested Wang Options for which they are exchanged.

         (D) This SWCO Option will expire on December 4, 1999.

         6. SWBU EXCHANGE RIGHT: In the event that the Company does not complete a Qualifying IPO, you may, by written notification to the Company, make a one time election, no sooner than eighteen (18) months after the Hire Date (as such is defined in your offer of employment), but no later than December 4, 1999 ("Exchange Period"), to exchange some or all Your Unvested Wang Options for the right to receive cash payments over time reflecting the increase in the value of Wang's Software Business Unit (the "SWBU Rights") as follows:

         (A) You may elect to exchange all of Your Unvested Wang Options for SWBU Rights in an aggregate amount equal to two (2%) percent of the Value Increase, as defined below, of Wang's Software Business Unit.

         (B) If you elect to exchange only a portion of Your Unvested Wang Options for SWBU Rights, you will obtain a right to receive that percentage of the Value Increase which is equal to the percentage of your Unvested Wang Options which are exchanged. For example, if you elect to exchange 50% of Your Unvested Wang Options, you will receive a SWBU Right equal to 1% of the Value Increase.

         (C) The SWBU Rights shall vest and be exerciseable over the same period as Your Unvested Wang Options for which they were exchanged and shall be subject to the same terms and conditions set forth in Section 3 above as Your Unvested Wang Options. Notwithstanding the foregoing, you shall not have the right to elect to exchange Your Unvested Wang Options or receive payment of any SWBU Rights in any fiscal year in which the operating profit for the Software Business Unit, as determined by the Company, is less than ten (10%) percent of the Revenue, as defined in Section 6(D) below, ("Operating Profit Condition"). In the event that a SWBU Right payment is not made for any fiscal year due to the Operating Profit Condition, then such SWBU Right payment will be deferred until the first fiscal year thereafter when the Operating Profit Condition is satisfied.

         (D) "Value Increase" means (i) (X) the amount by which the actual open software license and related maintenance revenue, as determined by the Company, ("Revenue") for the Software


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Business Unit exceeds Forty Million Dollars ($40,000,000) for the four (4) most recently completed fiscal quarters prior to the date on which the right to exchange Your Unvested Wang Options for SWBU Rights is elected; (Y) multiplied by three (3), (ii) less the total purchase price paid for business(es) to be included in the Software Business Unit acquired by the Company after the Hire Date.

         (E) Payment pursuant to the SWBU Rights shall be made in accordance with the vesting schedule attributable to the SWBU Rights, but in no event earlier than ninety (90) days after the end of the Fiscal Year in which the election takes place.


Accepted pursuant to the terms set forth above,


/s/ Robert K. Weiler
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Robert K. Weiler




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